Exhibit j.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated January 18, 2005, relating to the financial statements and financial highlights, which appears in the November 30, 2004 Annual Report to Shareholders of Phoenix-Aberdeen International Fund, Phoenix-Duff & Phelps Real Estate Securities Fund, Phoenix-Goodwin Emerging Markets Bond Fund, and Phoenix-Goodwin Tax-Exempt Bond Fund (constituting Phoenix Multi-Portfolio Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2005